Exhibit 99.1

For further information:

George Relan

Mechanical Technology

(518) 533-2220

grelan@mechtech.com

PENG LIM APPOINTED CEO OF MECHANICAL TECHNOLOGY

- Lim, CEO of MTI Micro to head public company -

Albany, N.Y., November 9, 2006 - The Board of Directors of Mechanical Technology Incorporated ("MTI") (NASDAQ: MKTY) today announced the appointment of Peng Lim as Chief Executive Officer of MTI effective December 1, 2006. Mr. Lim will continue to serve as President and CEO of MTI's majority-owned subsidiary, MTI MicroFuel Cells Inc. (MTI Micro) - the developer of the award-winning Mobion® micro fuel cell technology and as a member of the Board of Directors of both MTI and MTI Micro. Mr. Lim succeeds current CEO Steven N. Fischer, who will become Executive Chairman of MTI and will continue as Chairman of the Board of both MTI and MTI Micro.

"MTI's Board of Directors is committed to the successful commercialization of Mobion® technology by our subsidiary MTI Micro and the continued growth of our precision instrumentation subsidiary, MTI Instruments. Peng Lim is the right person to lead these efforts," said Mr. Fischer. "Having seen the progress MTI Micro has made since Peng joined us, we are confident in his ability to launch Mobion® products, support growth initiatives at Instruments, and create value for our shareholders. With product-focused leaders now in place at both subsidiaries, I look forward to working with Peng on the continuing development and implementation of strategic initiatives for the Company."

Mr. Lim brings over 20 years of experience in the portable electronics industry and has an impressive track record of leading the commercialization of many high volume, award-winning mobile products for companies like Palm, Tapwave, Fujitsu, Texas Instruments and Zenith Data Systems.

"I am honored to have the opportunity to lead MTI into its next stage of growth - my focus will be on implementing disciplined processes to ensure that we achieve strong product development, market share, revenues and profitability," said Mr. Lim.

"I am encouraged by the three quarter revenue growth at MTI Instruments and by MTI Micro's recent business and technical accomplishments including customer demonstrations of both high power and low power prototype systems, and the completion of all 2006 public milestones to date. These accomplishments set the stage for product development and testing in 2007, and successful test results can then lead to the initial commercialization of products in 2008."

About MTI

MTI is primarily engaged in the development and commercialization of award winning Mobion® cord-free advanced portable power systems, through its subsidiary MTI MicroFuel Cells Inc. (MTI Micro). MTI Micro has a world-class team of entrepreneurial business executives, researchers and scientists; a proprietary direct methanol micro fuel cell power system and a number of system prototypes demonstrating size reductions and performance improvements; and significant related intellectual property. MTI Micro has received government awards and developed strategic partnerships to facilitate efforts to achieve commercialization. MTI is also engaged in the design, manufacture, and sale of high-performance test and measurement instruments and systems through its subsidiary MTI Instruments, Inc. For more information about the Company please visit www.mechtech.com.

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Statements in this press release which are not historical fact including statements regarding management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, among others, statements related to:  future prospects and applications for non-contact precision instrument systems and fuel cell systems, and markets for non-contact precision instrument systems and fuel cell systems; MTI Instruments' and MTI Micro's future business prospects, technology and performance; MTI Instrument's ability to design, manufacture, and sell non-contact precision instrumentation systems profitably, if at all; The market for MTI Instruments' non-contact precision instrumentation systems;   the market potential for fuel cells generally, and specifically the market for MTI Micro's DMFCs; and the  progress MTI Micro is making in developing its Mobion® fuel cell systems, including fuel cell systems or prototypes suitable for commercial testing or use; MTI Micro's ability to commercialize its fuel cell systems in an acceptable time, or a at a commercially acceptable price, if at all; MTI Micro's ability to generate sales to any OEM or  consumers; MTI Micro's ability to design and/or manufacture a fuel cell system with the ability to power existing or future electronic devices at a commercial scale, if at all;   the timing or success of entry into the commercial market by MTI Micro; and MTI Micro's ability to meet its stated milestones on time, if at all.  All forward-looking statements are made as of today, and MTI and MTI Micro disclaim any duty to update such statements.  It is important to note that MTI Micro's and MTI's actual results could differ materially from those projected in forward-looking statements.  Factors that could cause the anticipated results not to occur include, among others, risks related to financing; uncertainties in development, manufacturing, competition and demand for DMFCs; and the risk factors listed from time to time in MTI's SEC reports including but not limited to, the annual report on Form 10-K and Quarterly Reports on Form 10-Q.